Exhibit 99.1

Reynolds American Inc.

P.O. Box 2990

Winston-Salem, NC 27102-2990

Contact:	Investor Relations: Morris Moore (336) 741-3116	Media: Jane Seccombe (336) 741-5068	RAI 2014-25

Strong broad-based growth

drives RAI’s 3Q14 earnings higher;

Company reaffirms full-year guidance

WINSTON-SALEM, N.C. – Oct. 21, 2014

Third Quarter 2014 – At a Glance

•	Adjusted EPS: Third quarter at $0.95, up 10.5 percent from prior-year quarter; nine months at $2.55, up 5.4 percent

o	Excludes transaction-related and financing costs, charges for Engle progeny lawsuits and implementation costs, and other special items*

•	Reported EPS: Third quarter at $0.88, up 4.8 percent; nine months at $2.47, down 5.0 percent

•	RAI reaffirms 2014 guidance: Adjusted EPS range of $3.35 to $3.45

o	Excludes transaction-related and financing costs, one-time benefit from NPM Partial Settlement, gain from discontinued operations and charges for implementation costs, Engle progeny lawsuits and other tobacco-related litigation

•	All reportable business segments increase earnings and margin

•	Additional highlights:

o	RAI announced Lorillard, Inc. acquisition on July 15

o	R.J. Reynolds Vapor Company accelerated VUSE national expansion

o	Niconovum USA began national distribution of ZONNIC gum

o	RAI selected to 2014-2015 Dow Jones Sustainability North America Index

* Special items are detailed in Schedule 2 and include a one-time benefit from the partial settlement of the Master Settlement Agreement (MSA) Non-Participating Manufacturer (NPM) adjustment claims (NPM Partial Settlement), a gain from discontinued operations and charges for implementation costs, Engle progeny lawsuits and other tobacco-related litigation, as well as the 2013 one-time benefit from the NPM Partial Settlement.

All references in this release to “reported” numbers refer to GAAP measurements; all “adjusted” numbers are non-GAAP, as defined in Schedules 2 and 3 of this release, which reconcile reported to adjusted results.

Reynolds American Inc. (NYSE: RAI) today announced third-quarter 2014 adjusted EPS of $0.95, up 10.5 percent from the prior-year quarter, as higher cigarette and moist-snuff pricing, and the ongoing benefit from the partial settlement of certain NPM Adjustment claims, more than offset lower cigarette volume and increased investment on the VUSE Digital Vapor Cigarette.

Adjusted EPS excludes transaction-related and financing costs, implementation costs, and charges for Engle progeny lawsuits. Reported third-quarter EPS was $0.88, up 4.8 percent.

For the first nine months of 2014, adjusted EPS was $2.55, up 5.4 percent from the prior-year period, while reported EPS was $2.47, down 5.0 percent. Nine-month adjusted results exclude the above-referenced items, as well as a one-time benefit from the NPM Partial Settlement, a gain on discontinued operations, and charges for other tobacco-related litigation.

RAI reaffirmed 2014 adjusted EPS guidance in the range of $3.35 to $3.45, up 5.0 percent to 8.2 percent from 2013’s adjusted EPS of $3.19.

Third Quarter 2014 Financial Results – Highlights (unaudited) (all dollars in millions, except per-share amounts; for reconciliations, including GAAP to non-GAAP, see Schedules 2 and 3)
	For the Three Months Ended Sept. 30			For the Nine Months Ended Sept. 30
	2014	2013	% Change	2014	2013	% Change
Net sales	$2,240	$2,135	4.9%	$6,337	$6,197	2.3%

Operating income
Reported (GAAP)	$812	$791	2.7%	$2,238	$2,476	(9.6)%
Adjusted (Non-GAAP)	852	808	5.4%	2,325	2,298	1.2%

Net income
Reported (GAAP)	$467	$457	2.2%	$1,322	$1,426	(7.3)%
Adjusted (Non-GAAP)	505	468	7.9%	1,365	1,328	2.8%

Net income per diluted share
Reported (GAAP)	$0.88	$0.84	4.8%	$2.47	$2.60	(5.0)%
Adjusted (Non-GAAP)	0.95	0.86	10.5%	2.55	2.42	5.4%

MANAGEMENT’S PERSPECTIVE

Overview

“I’m very pleased to report another strong performance by our operating companies, which drove Reynolds American’s earnings and margin higher in the third quarter,” said Susan M. Cameron, president and chief executive officer of RAI. “All of our reportable business segments increased both profit and margin during the quarter, while they continued to enhance their powerful key brands.”

In addition, management’s focus on building long-term sustainability as part of the company’s transforming tobacco strategy gained further momentum in the third quarter, with promising results from the national roll-out of innovative nicotine-based products.

“The expansion of R.J. Reynolds Vapor Company’s VUSE Digital Vapor Cigarette is going very well,” Cameron said. “VUSE will be available in almost 70,000 selected retail outlets by early next week, and that will be followed by another wave of expansion early next year.”

Niconovum USA began national distribution of its ZONNIC gum, a nicotine-replacement therapy product, in September. “I’m pleased to say that early results are positive, with strong interest from retailers and smokers,” Cameron said. “ZONNIC is expected to be in about 8,000 selected outlets by the end of this month, and its retail availability will continue to grow through the rest of the year.”

Another highlight of the quarter was RAI’s selection again to the Dow Jones Sustainability North America Index. “We greatly value this independent recognition of our companies’ wide-ranging sustainability efforts as it demonstrates our commitment to sustainability across all aspects of our business,” she said.

With the end of the year in sight, RAI reaffirmed its 2014 guidance, with expected adjusted EPS growth of 5.0 percent to 8.2 percent over 2013’s adjusted results. This projection takes into account the investments on VUSE, as well as continued equity-building initiatives on RAI’s operating companies’ key brands.

“Our results demonstrate the substantial progress we’ve made this year in strengthening our core businesses and returning value to our shareholders, and our companies continue to enhance their prospects for long-term growth,” Cameron said.

Cameron said that RAI continues to diligently work to obtain the necessary regulatory, shareholder and other approvals for the company’s proposed acquisition of Lorillard, Inc. and divestiture of select brands and assets to a subsidiary of Imperial Tobacco Group PLC (“the Proposed Transaction/s”).

“RAI is currently responding to a second request for additional information from the U.S. Federal Trade Commission, and the company recently filed its preliminary joint proxy statement/prospectus with the U.S. Securities and Exchange Commission,” she said. “This process is proceeding smoothly, and we remain confident that the transaction will be completed by mid-2015.”

RJR Tobacco

RJR Tobacco’s third-quarter adjusted operating income increased 14.6 percent from the prior-year quarter, to $748 million, as higher pricing and lower MSA cost more than offset a decline in cigarette volume. Adjusted results exclude implementation costs and charges for Engle progeny lawsuits.

For the first nine months, the company’s adjusted operating income was up 6.6 percent from the prior-year period, at $2.0 billion. Adjusted results exclude the above-referenced items, as well as a one-time benefit from the NPM Partial Settlement.

RJR Tobacco’s third-quarter adjusted operating margin increased 4.1 percentage points from the prior-year quarter, to 41.6 percent, bringing nine-month adjusted operating margin to 39.2 percent, up 2.4 percentage points.

RJR Tobacco’s third-quarter cigarette shipments declined 2.9 percent from the prior-year quarter, and were down 5.1 percent for the first nine months. Industry volumes were down 2.3 percent in the quarter, and down 3.5 percent for the nine-month period. When adjusted for wholesale inventory changes, RJR Tobacco’s third-quarter shipments were down about 4.3 percent, and industry volumes were down about 2.7 percent for the quarter.

RJR Tobacco’s total cigarette market share was down 0.1 percentage point from the prior-year quarter, at 26.6 percent, supported by solid performance on Camel and Pall Mall, the company’s growth brands.

On a combined basis, Camel and Pall Mall increased their total share by 0.3 percentage points, to 19.7 percent. These brands make up over 70 percent of the company’s total cigarette market share.

Camel increased third-quarter market share by 0.4 percentage points from the prior-year quarter, to 10.4 percent, on volume growth of 3.0 percent. The brand delivered solid performance across both its regular and menthol styles.

Camel continues to strengthen its core brand equity, while retaining a very favorable demographic profile.

Pall Mall, the nation’s No. 1 value brand and fourth-largest cigarette brand overall, saw a slight share decline of 0.1 percentage point from the prior-year quarter, to 9.3 percent.

Pall Mall’s packaging has just been upgraded, reflecting a more contemporary and premium look and feel for all its styles. The brand has seen tremendous growth in recent years, with a conversion rate of about 50 percent among adult smokers who try the brand. Pall Mall’s positioning as a longer-lasting cigarette at an affordable price appeals to value-conscious smokers.

American Snuff

American Snuff’s third-quarter operating income increased 10.9 percent from the prior-year quarter, to $117 million. This brought nine-month operating income to $329 million, up 6.5 percent from the adjusted prior-year period.

American Snuff’s third-quarter operating margin increased by 0.8 percentage points to 57.8 percent, bringing nine-month adjusted operating margin to 56.4 percent.

Prior-year adjusted results exclude implementation costs for the nine-month period.

The company’s third-quarter moist-snuff volume increased 2.9 percent from the prior-year quarter, with moist-snuff industry volume growing between 3 percent and 4 percent. The company’s moist-snuff market share declined by 0.1 percentage point in the quarter, to 34.0 percent.

American Snuff’s flagship Grizzly brand continued to perform well in a highly competitive promotional environment, increasing third-quarter market share by 0.1 percentage point from the prior-year quarter, to 31.1 percent, on volume growth of 3.6 percent. American Snuff continues to refine Grizzly’s approach to balancing share and earnings growth, while investing in equity-building initiatives to further enhance the brand.

Santa Fe

Santa Fe increased third-quarter operating income by 19.1 percent from the prior-year quarter, to $98 million, again benefiting from higher volume and pricing.

For the first nine months, the company’s operating income increased 19.2 percent from the adjusted prior-year period, to $247 million. Adjusted prior-year results exclude implementation costs and a one-time benefit from the NPM Partial Settlement.

Santa Fe’s third-quarter operating margin increased 3.5 percentage points from the prior-year quarter, to 54.5 percent, with a nine-month operating margin of 51.1 percent.

Natural American Spirit, the nation’s No. 1 super-premium brand, turned in another strong performance in both volume and market share. This undiscounted brand increased third-quarter market share by 0.2 percentage points from the prior-year quarter, to 1.7 percent, and reported a volume increase of 7.9 percent.

Natural American Spirit offers distinctive additive-free natural tobacco styles, including styles made with organic tobacco.

FINANCIAL UPDATE

Reynolds American’s third-quarter adjusted EPS of $0.95 was up 10.5 percent from the prior-year quarter, as higher pricing, the ongoing benefit from the partial settlement of certain NPM Adjustment claims, and the impact of the share repurchase program more than offset cigarette volume declines and increased investment for the VUSE expansion.

Adjusted EPS excludes transaction-related and financing costs of $0.05 and charges of $0.02 for Engle progeny lawsuits.

On a reported basis, third-quarter EPS was $0.88, up 4.8 percent.

For the first nine months, adjusted EPS was $2.55, up 5.4 percent from the prior-year period. This excludes the previously-referenced items, as well as a one-time benefit from the NPM Partial Settlement, a gain on discontinued operations, implementation costs, and charges for other tobacco-related litigation.

On a reported basis, nine-month EPS was down 5.0 percent at $2.47.

RAI’s third-quarter adjusted operating margin rose 0.2 percentage points from the prior-year quarter, to 38.0 percent, reflecting the above-referenced items. That brought nine-month adjusted operating margin to 36.7 percent.

The company ended the quarter with cash balances of $1.3 billion.

Thomas R. Adams, RAI’s chief financial officer, said that, based on the company’s year-to-date performance, RAI is reaffirming its guidance for the year. “We continue to expect 2014 adjusted EPS in the range of $3.35 to $3.45,” he said.

This guidance excludes transaction-related and financing costs, the one-time benefit from the NPM Partial Settlement, the gain from discontinued operations, and charges for implementation costs, Engle progeny lawsuits and other tobacco-related litigation. Guidance also reflects the investment on VUSE, as well as initiatives that continue to build the equity of RAI’s operating companies’ key brands.

CONFERENCE CALL WEBCAST TODAY

Reynolds American will webcast a conference call to discuss third-quarter 2014 results at 9:00 a.m. Eastern Time on Tuesday, Oct. 21, 2014. The call will be available live online on a listen-only basis. To register for the call, please go to http://www.reynoldsamerican.com/events.cfm. A replay of the call will be available on the site. Investors, analysts and members of the news media can also listen to the live call by phone, by dialing (877) 390-5533 (toll free) or (678) 894-3969 (international). Remarks made during the conference call will be current at the time of the call and will not be updated to reflect subsequent material developments. Although news media representatives will not be permitted to ask questions during the call, they are welcome to monitor the remarks on a listen-only basis. Following the call, media representatives may direct inquiries to Jane Seccombe at (336) 741-5068.

WEB DISCLOSURE

RAI’s website, www.reynoldsamerican.com, is the primary source of publicly disclosed news about RAI and its operating companies. We use the website as our primary means of distributing quarterly earnings and other company news. We encourage investors and others to register at www.reynoldsamerican.com to receive alerts when news about the company has been posted.

RISK FACTORS

Statements included in this report that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this document and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and RAI and its subsidiaries’ expectations, beliefs, intentions or future strategies that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. These statements regarding future events or the future performance or results of RAI and its subsidiaries inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements. These risks, contingencies and other uncertainties include:

•	the substantial and increasing taxation and regulation of tobacco products, including the regulation of tobacco products by the U.S. Food and Drug Administration (FDA);

•	the possibility that the FDA will issue regulations prohibiting menthol in cigarettes or the possibility that the FDA will require the reduction of nicotine levels or the reduction or elimination of other constituents, especially if RAI completes the Proposed Transactions, which refers to the completion of the previously announced proposed transactions with RAI, Lorillard, Inc. (Lorillard), Imperial Tobacco Group PLC (Imperial) and British American Tobacco p.l.c. (BAT);

•	the possibility that the FDA will issue regulations extending the FDA’s authority over tobacco products to e-cigarettes, subjecting e-cigarettes to restrictions on, among other things, the manufacturing, marketing and sale of such products;

•	decreased sales resulting from the future issuance of “corrective communications,” required by the order in the U.S. Department of Justice case on five subjects, including smoking and health, and addiction;

•	various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of tobacco products that are pending or may be instituted against RAI or its subsidiaries;

•	the possibility that reports from the U.S. Surgeon General regarding the negative health consequences associated with cigarette smoking and second-hand smoke may result in additional litigation and/or regulation;

•	the possibility of being required to pay various adverse judgments in the Engle Progeny and/or other litigation;

•	the substantial payment obligations with respect to cigarette sales, and the substantial limitations on the advertising and marketing of cigarettes (and of RJR Tobacco’s smokeless tobacco products) under the State Settlement Agreements;

•	the possibility that the Arbitration Panel’s Award reflecting the partial resolution of the NPM Adjustment disputes will be vacated or otherwise modified;

•	the possibility that the Arbitration Panel’s Final Award with respect to the states found to be non-diligent in connection with the 2003 NPM Adjustment will be vacated or otherwise modified;

•	the continuing decline in volume in the U.S. cigarette industry and RAI’s dependence on the U.S. cigarette industry;

•	concentration of a material amount of sales with a limited number of customers and potential loss of these customers;

•	competition from other manufacturers, including industry consolidations or any new entrants in the marketplace, such as Imperial if it acquires the brands and other assets it has agreed to purchase in the proposed divestiture of certain brands and other assets to Imperial, referred to as the Divestiture, from RAI and Lorillard and their respective subsidiaries;

•	increased promotional activities by competitors, including manufacturers of deep-discount cigarette brands;

•	the success or failure of new product innovations, including the digital vapor cigarette, VUSE;

•	the success or failure of acquisitions or dispositions, which RAI or its subsidiaries may engage in from time to time, including RAI’s proposed acquisition of Lorillard, referred to as the Merger, and the Divestiture;

•	the responsiveness of both the trade and consumers to new products, marketing strategies and promotional programs;

•	the reliance on outside suppliers to manage certain non-core business processes;

•	the reliance on a limited number of suppliers for certain raw materials;

•	the cost of tobacco leaf, and other raw materials and other commodities used in products;

•	the passage of new federal or state legislation or regulation;

•	the effect of market conditions on interest rate risk, foreign currency exchange rate risk and the return on corporate cash, or adverse changes in liquidity in the financial markets;

•	the impairment of goodwill and other intangible assets, including trademarks;

•	the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension and postretirement benefits accounting or required pension funding levels;

•	the substantial amount of RAI debt, including the additional debt expected to be incurred in connection with the Merger;

•	decreases in the credit ratings assigned to RAI, and to the senior unsecured long-term debt of RAI, including an impact arising out of the additional indebtedness assumed or incurred in connection with the Merger;

•	changes in RAI’s historical dividend policy;

•	the restrictive covenants imposed under RAI’s debt agreements;

•	the possibility of natural or man-made disasters or other disruptions, including disruptions in information technology systems or security breaches, that may adversely affect manufacturing or other operations and other facilities or data;

•	the loss of key personnel or difficulties recruiting and retaining qualified personnel;

•	the inability to protect adequately intellectual property rights;

•	the significant ownership interest of Brown & Williamson Holdings, Inc. (B&W), RAI’s largest shareholder, in RAI and the rights of B&W under the governance agreement between the companies;

•	the expiration of the standstill provisions of the governance agreement, and the expiration of RAI’s shareholder rights plan on July 30, 2014;

•	a termination of the governance agreement or certain provisions in accordance with its terms, including the limitations on B&W’s representation on RAI’s Board and its board committees;

•	the expiration of the non-competition agreement between RAI and BAT on July 30, 2014; and

•	additional risks, contingencies and uncertainties associated with the Proposed Transactions that could result in the failure of the Proposed Transactions to be completed or, if completed, to have an adverse effect on the results of operations, cash flows and financial position of RAI and its subsidiaries and any anticipated benefits of the Proposed Transactions to RAI shareholders, including:

O	the failure to obtain necessary regulatory or other approvals for the Merger and Divestiture, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the Merger, result in a material delay in, or the abandonment of, the Merger or otherwise have an adverse effect on RAI;

O	the obligation to complete the Merger and Divestiture even if financing is not available or is available on terms other than those currently anticipated, including financing less favorable to RAI than its current commitments, due to the absence of a financing condition in connection with the Merger;

O	the obligation to complete the Merger and Divestiture even if there are adverse governmental developments with respect to menthol in cigarettes, and once completed, the effect of such adverse governmental developments on RAI’s subsidiaries’ sales of products that contain menthol which represent a substantial portion of RAI’s consolidated net sales;

O	the failure to satisfy required closing conditions or complete the Merger and Divestiture in a timely manner;

O	the failure to obtain necessary shareholder approvals for the issuance of additional shares of RAI common stock as consideration to Lorillard shareholders in the Merger and to BAT in the subscription and support agreement, adoption of the agreement and plan of merger entered into by RAI, a wholly owned subsidiary of RAI and Lorillard, referred to as the Merger Agreement, and Divestiture;

O	the possibility of selling the transferred assets, including the brands currently expected to be divested, or which otherwise might be divested, on terms less favorable than the Divestiture, due to the absence of a condition in connection with the Merger that the Divestiture be completed;

O	the possibility of having to include RJR Tobacco’s DORAL brand as part of the Divestiture;

O	the effect of the announcement of the Merger and Divestiture on the ability to retain and hire key personnel and maintain business relationships, and on operating results and businesses generally;

O	the effect of restrictions placed on RAI’s, Lorillard’s or their respective subsidiaries’ business activities and the limitations put on RAI’s and Lorillard’s ability to pursue alternatives to the Merger pursuant to the Merger Agreement and a purchase agreement, referred to as the Asset Purchase Agreement, between RAI, Imperial and a wholly owned subsidiary of Imperial, referred to as Imperial Sub;

O	the possibility of a delay or prevention of the Merger by lawsuits challenging the Merger filed against RAI, the members of the RAI board of directors, Lorillard, the members of the Lorillard board of directors and BAT;

O	the reliance of RJR Tobacco on Imperial Sub to manufacture Newport on RJR Tobacco’s behalf for a period of time after the Divestiture;

O	RAI’s obligations to indemnify Imperial Sub for specified matters and to retain certain liabilities related to the transferred assets;

O	the failure to realize projected synergies and other benefits from the Merger and Divestiture;

O	the incurrence of significant pre- and post- transaction related costs in connection with the Merger and Divestiture; and

O	the occurrence of any event giving rise to the right of a party to terminate the Merger and Divestiture.

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT US

Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company; American Snuff Company, LLC; Santa Fe Natural Tobacco Company, Inc.; Niconovum USA, Inc.; Niconovum AB; and R.J. Reynolds Vapor Company.

•	R.J. Reynolds Tobacco Company is the second-largest U.S. tobacco company. R.J. Reynolds’ brands include two of the best-selling cigarettes in the United States: Camel and Pall Mall. These brands, and its other brands, including Winston, Kool, Doral, Salem, Misty and Capri, are manufactured in a variety of styles and marketed in the United States.

•	American Snuff Company, LLC is the nation’s second-largest manufacturer of smokeless tobacco products. Its leading brands are Grizzly and Kodiak.

•	Santa Fe Natural Tobacco Company, Inc. manufactures and markets Natural American Spirit 100% additive-free natural tobacco products, including styles made with organic tobacco.

•	Niconovum USA, Inc. and Niconovum AB market innovative nicotine replacement therapy products in the United States and Sweden, respectively, under the Zonnic brand name.

•	R.J. Reynolds Vapor Company makes and markets VUSE e-cigarettes, a highly differentiated vapor product.

Copies of RAI’s news releases, annual reports, SEC filings and other financial materials, including risk factors containing forward-looking information, are available at www.reynoldsamerican.com. To learn more about how Reynolds American and its operating companies are transforming the tobacco industry, visit Transforming Tobacco.

(financial and volume schedules follow)

Schedule 1

REYNOLDS AMERICAN INC.

Condensed Consolidated Statements of Income - GAAP

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net sales, external	$2,169	$2,055	$6,089	$5,944
Net sales, related party	71	80	248	253

Net sales	2,240	2,135	6,337	6,197
Cost of products sold	1,034	1,004	2,923	2,697
Selling, general and administrative expenses	391	339	1,168	1,020
Amortization expense	3	1	8	4

Operating income	812	791	2,238	2,476
Interest and debt expense	76	66	197	193
Interest income	(1)	(1)	(3)	(4)
Other (income) expense, net	(10)	6	(9)	6

Income from continuing operations before income taxes	747	720	2,053	2,281
Provision for income taxes	280	263	756	855

Income from continuing operations	467	457	1,297	1,426
Income from discontinued operations, net of tax	-	-	25	-

Net income	$467	$457	$1,322	$1,426

Basic net income per share:
Income from continuing operations	$0.88	$0.84	$2.43	$2.61
Income from discontinued operations	$-	$-	$0.05	$-

Net Income	$0.88	$0.84	$2.48	$2.61

Diluted net income per share:
Income from continuing operations	$0.88	$0.84	$2.42	$2.60
Income from discontinued operations	$-	$-	$0.05	$-

Net Income	$0.88	$0.84	$2.47	$2.60

Basic weighted average shares, in thousands	531,284	542,631	533,786	546,768

Diluted weighted average shares, in thousands	532,917	544,650	535,521	548,701

Segment data:
Net sales:
R.J. Reynolds	$1,799	$1,737	$5,098	$5,087
American Snuff	202	185	581	546
Santa Fe	179	160	482	423
All Other	60	53	176	141

	$2,240	$2,135	$6,337	$6,197

Operating income:
R.J. Reynolds	$731	$635	$1,939	$2,056
American Snuff	117	106	329	306
Santa Fe	98	82	247	208
All Other	(88)	(15)	(176)	(38)
Corporate	(46)	(17)	(101)	(56)

	$812	$791	$2,238	$2,476

Supplemental information:
Excise tax expense	$962	$972	$2,735	$2,810
Master Settlement Agreement and other state settlement expense	$524	$532	$1,436	$1,321
Federal tobacco buyout expense	$52	$51	$158	$157
FDA fees	$32	$31	$99	$94

Schedule 2

REYNOLDS AMERICAN INC.

Reconciliation of GAAP to Adjusted Results

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

RAI management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the overall company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics. “Adjusted” (non-GAAP) results are not, and should not be viewed as, substitutes for “reported” (GAAP) results.

	Three Months Ended September 30,
	2014			2013
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS
GAAP results	$812	$467	$0.88	$791	$457	$0.84
The GAAP results include the following:
Implementation costs	4	3	-	3	2	-
Engle Progeny cases	13	8	0.02	10	6	0.01
Tobacco Related and Other Litigation	-	-	-	4	3	0.01
Transaction related costs	23	18	0.03	-	-	-
Financing costs	-	9	0.02	-	-	-

Total adjustments	40	38	0.07	17	11	0.02

Adjusted results	$852	$505	$0.95	$808	$468	$0.86

	Nine Months Ended September 30,
	2014			2013
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS
GAAP results	$2,238	$1,322	$2.47	$2,476	$1,426	$2.60
The GAAP results include the following:
One-time benefit from the NPM Partial Settlement	(34)	(21)	(0.04)	(219)	(124)	(0.23)
Implementation costs	12	8	0.02	15	10	0.02
Gain on discontinued operations	-	(25)	(0.05)	-	-	-
Engle Progeny cases	84	53	0.10	17	10	0.02
Tobacco Related and Other Litigation	2	1	-	9	6	0.01
Transaction related costs	23	18	0.03	-	-	-
Financing costs	-	9	0.02	-	-	-

Total adjustments	87	43	0.08	(178)	(98)	(0.18)

Adjusted results	$2,325	$1,365	$2.55	$2,298	$1,328	$2.42

Condensed Consolidated Balance Sheets

(Dollars in Millions)

(Unaudited)

	Sept. 30,	Dec. 31,
	2014	2013
Assets
Cash and cash equivalents	$1,289	$1,500
Other current assets	2,167	2,155
Trademarks and other intangible assets, net	2,424	2,417
Goodwill	8,017	8,011
Other noncurrent assets	1,435	1,319

	$15,332	$15,402

Liabilities and shareholders’ equity
Tobacco settlement accruals	$1,703	$1,727
Other current liabilities	1,583	1,349
Long-term debt (less current maturities)	5,087	5,099
Deferred income taxes, net	715	658
Long-term retirement benefits (less current portion)	1,134	1,221
Other noncurrent liabilities	117	181
Shareholders’ equity	4,993	5,167

	$15,332	$15,402

Schedule 3

REYNOLDS AMERICAN INC.

Reconciliation of GAAP to Adjusted Operating Income by Segment

(Dollars in Millions)

(Unaudited)

The R.J. Reynolds segment consists of the primary operations of R.J. Reynolds Tobacco Company, the second-largest tobacco company in the United States and which also manages a contract manufacturing business.

The American Snuff segment consists of the primary operations of American Snuff Company, LLC, the second-largest smokeless tobacco products manufacturer in the United States.

The Santa Fe segment consists of the primary operations of Santa Fe Natural Tobacco Company, Inc., which manufactures Natural American Spirit cigarettes and other additive-free tobacco products.

Management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics.

	Three Months Ended September 30,
	2014			2013
	R.J. Reynolds	American Snuff	Santa Fe	R.J. Reynolds	American Snuff	Santa Fe
GAAP operating income	$731	$117	$98	$635	$106	$82

The GAAP results include the following:
Implementation costs	4	-	-	3	-	-
Engle Progeny cases	13	-	-	10	-	-
Tobacco Related and Other Litigation	-	-	-	4	-	-

Total adjustments(2)	17	-	-	17	-	-

Adjusted operating income	$748	$117	$98	$652	$106	$82

	Nine Months Ended September 30,
	2014			2013
	R.J. Reynolds	American Snuff	Santa Fe	R.J. Reynolds	American Snuff	Santa Fe
GAAP operating income	$1,939	$329	$247	$2,056	$306	$208

The GAAP results include the following:
One-time benefit from the NPM Partial Settlement	(34)	-	-	(217)	-	(2)
Implementation costs	12	-	-	12	2	1
Engle Progeny cases	84	-	-	17	-	-
Tobacco Related and Other Litigation(1)	-	-	-	9	-	-

Total adjustments(2)	62	-	-	(179)	2	(1)

Adjusted operating income	$2,001	$329	$247	$1,877	$308	$207

(1)	For the nine months ended September 30, 2014, RAI and its operating companies recorded aggregate adjustments of $2 million in tobacco related and other litigation charges, which is included in corporate costs.

(2)	For the three and nine months ended September 30, 2014, RAI and its operating companies recorded aggregate adjustments of $23 million in transaction related costs which are included in corporate costs.

Schedule 4

R.J. REYNOLDS CIGARETTE VOLUMES AND RETAIL SHARE OF MARKET

VOLUME (in billions):	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2014	2013	Units	%	2014	2013	Units	%
Camel	5.7	5.5	0.2	3.0%	15.8	15.8	0.0	0.3%
Pall Mall	5.5	5.6	(0.1)	-1.5%	15.6	16.0	(0.4)	-2.7%

Total growth brands	11.1	11.1	0.1	0.7%	31.4	31.8	(0.4)	-1.2%

Other	5.0	5.6	(0.6)	-10.1%	14.7	16.8	(2.1)	-12.4%

Total R.J. Reynolds domestic	16.2	16.7	(0.5)	-2.9%	46.1	48.6	(2.5)	-5.1%

Total premium	9.5	9.7	(0.2)	-1.9%	26.9	28.2	(1.3)	-4.5%
Total value	6.7	7.0	(0.3)	-4.4%	19.2	20.4	(1.2)	-5.8%
Premium/total mix	58.6%	57.9%	0.6%		58.4%	58.1%	0.3%

Industry	70.7	72.3	(1.6)	-2.3%	199.2	206.5	(7.3)	-3.5%
Premium	50.0	51.1	(1.2)	-2.3%	142.0	146.7	(4.7)	-3.2%
Value	20.7	21.2	(0.5)	-2.3%	57.2	59.8	(2.6)	-4.4%
Premium/total mix	70.7%	70.7%	0.0%		71.3%	71.0%	0.2%

RETAIL SHARE OF MARKET *:	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2014	2013	Change		2014	2013	Change
Camel	10.4%	10.0%	0.4		10.2%	9.8%	0.4
Pall Mall	9.3%	9.4%	(0.1)		9.4%	9.3%	0.1

Total growth brands	19.7%	19.4%	0.3		19.5%	19.0%	0.5

Other	6.9%	7.3%	(0.4)		7.0%	7.6%	(0.5)

Total R.J. Reynolds domestic	26.6%	26.7%	(0.1)		26.6%	26.6%	(0.0)

*	As noted earlier this year, the projection universe that the company’s vendor uses to estimate RAI’s operating companies’ retail cigarette market shares has been revised for 2014, with the primary focus now on the convenience/gas channel, where the majority of tobacco products are purchased and brand-support investments are made. This revision resulted in higher absolute share levels on some of the companies’ key brands, but does not affect overall share trends.

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.

Industry volume data based on information from Management Science Associates, Inc.

Retail shares of market are as reported by Information Resources Inc./Capstone.

Schedule 5

AMERICAN SNUFF MOIST-SNUFF VOLUMES

AND RETAIL SHARE OF MARKET

VOLUME (in millions of cans):

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2014	2013	Units	%	2014	2013	Units	%

Grizzly	108.7	105.0	3.7	3.6%	324.6	309.5	15.1	4.9%
Other	11.3	11.7	(0.4)	-3.3%	33.6	34.6	(1.0)	-2.9%

Total moist snuff cans	120.1	116.7	3.4	2.9%	358.2	344.1	14.1	4.1%

RETAIL SHARE OF MARKET *:
	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2014	2013	Change		2014	2013	Change

Grizzly	31.1%	31.0%	0.1		31.4%	30.7%	0.7
Other	2.9%	3.1%	(0.2)		3.0%	3.2%	(0.2)

Total retail share of market	34.0%	34.2%	(0.1)		34.4%	33.9%	0.5

SANTA FE CIGARETTE VOLUMES

AND RETAIL SHARE OF MARKET

VOLUME (in billions):
	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2014	2013	Units	%	2014	2013	Units	%

Natural American Spirit	1.1	1.0	0.1	7.9%	2.9	2.7	0.2	8.7%

RETAIL SHARE OF MARKET *:
	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2014	2013	Change		2014	2013	Change

Natural American Spirit	1.7%	1.5%	0.2		1.6%	1.4%	0.2

*	As noted earlier this year, the projection universe that the company’s vendor uses to estimate RAI’s operating companies’ retail cigarette market shares has been revised for 2014, with the primary focus now on the convenience/gas channel, where the majority of tobacco products are purchased and brand-support investments are made. This revision resulted in higher absolute share levels on some of the companies’ key brands, but does not affect overall share trends.

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.

Retail shares of market are as reported by Information Resources Inc./Capstone.